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                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

SSgA Funds Management, Inc.
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Investment Advisory Agreement between us dated as of September 1, 2003 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolios of streetTRACKS(R) Series Trust:

     SPDR(R) Lehman 1-3 Month T-Bill ETF;
     SPDR(R) Lehman Short Term Treasury ETF;
     SPDR(R) Lehman Intermediate Term Treasury ETF;
     SPDR(R) Lehman Long Term Treasury ETF;
     SPDR(R) Barclays Capital TIPS ETF;
     SPDR(R) Lehman Short Term Corporate Bond ETF;
     SPDR(R) Lehman Intermediate Term Corporate Bond ETF;
     SPDR(R) Lehman Long Term Corporate Bond ETF;
     SPDR(R) Lehman Aggregate Bond ETF; and
     (collectively, the "New Funds").

     In accordance with the Additional Portfolios provision of Section 1 of the Agreement, we request that you act as Investment Adviser with respect to the New Funds.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Sincerely,

                                        streetTRACKS(R) Series Trust


                                        By:
                                            ------------------------------------
                                            James Ross, President


                                        Accepted:

                                        SSgA Funds Management, Inc.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
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As of May 23, 2007